EXHIBIT 99.3 - Consent of Member of Dr. DRTATTOFF, LLC

CONSENT OF MEMBER OF
DRTATTOFF, LLC

THIS CONSENT IS SOLICITED ON BEHALF OF THE MANAGING MEMBERS

Unless otherwise indicated below, the undersigned, a member on October 5, 2007 (the "Record Date") of DRTATTOFF, LLC, a California limited liability company corporation (the "Company"), hereby consents, pursuant to Section 17104 of the Beverly-Killea Limited Liability Company Act, with respect to the units of the Company’s membership interests ("Unit") held by the undersigned, to the following action without a meeting, effective as of the date on which the Company receives duly executed and unrevoked consents substantially in the form of this Consent of Member from the holders of a majority of the issued and outstanding Units on the Record Date:

1.	The Agreement and Plan of Merger by and between Lifesciences Opportunities Incorporated (“Lifesciences”) and the Company, as amended:

☐ CONSENT

☐ CONSENT WITHHELD

☐ ABSTAIN

2.	The merger with and into Lifesciences in accordance with the provisions of the certificates of merger, as set forth in the Agreement and Plan of Merger;

☐ CONSENT

☐ CONSENT WITHHELD

☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE MERGER AND MERGER AGREEMENT DESCRIBED ABOVE, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE RESOLUTIONS, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH RESOLUTION.

Please complete, sign and date this Consent where indicated and return it to DRTATTOFF, LLC, 8447 Wilshire Boulevard, Suite 102, Beverly Hills, California 90211, Attention: James Morel. This Consent must be received by December 4, 2007 in order to be valid.

DATED: ________________________, 2007                                        Number of Units: ______________________

Signature: ___________________________________________________

Print Name: __________________________________________________

Signature if held jointly:_________________________________________

Print Name: __________________________________________________

(Please sign above exactly as the Units are held. When Units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)